      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2007

                                                        FILE NO. 333-___________

                                    FORM S-8
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  RADNET, INC.
             (Exact Name of Registrant as Specified in its Charter)

New York                                                              13-3326724
--------                                                              ----------
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation)

             1510 Cotner Avenue, Los Angeles, California 90025-3303
             ------------------------------------------------------
               (Address of principal executive officers; ZIP code)

                           2006 EQUITY INCENTIVE PLAN
                              (Full Title of Plan)

                             Jeffrey L. Linden, Esq.
                                  RadNet, Inc.
                               1510 Cotner Avenue
                          Los Angeles, California 90025
                     (Name and Address of Agent for Service)

                                 (310-445-2842)
          (Telephone Number, Including Area Code, of Agent for Service)

                                                CALCULATION OF REGISTRATION FEE

Title of Each Class of
Securities to be            Amount to be        Proposed Maximum                 Proposed Maximum             Amount of
Registered (1)              Registered (2)      Offering Price Per Share (3)     Aggregate Offering Price     Registration Fee(4)
--------------              --------------      ----------------------------     ------------------------     -------------------
Common Stock                1,000,000 Shares    $7.57                            $7,570,000                   $232.40
$.0001 par value

(1) This Registration Statement registers shares available for issuance under the Registrant's 2006 Equity Incentive Plan, approved by shareholders of the Registrant on November 15, 2006.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of our common stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of our common stock.
(3) This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the RadNet, Inc. 2006 Equity Incentive Plan, or at what price such shares will be purchased. The above calculation is based on the offering of 1,000,000 shares at a purchase price of $7.57 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Global Market on June 7, 2007.
(4) $25.18 is being paid in connection with the filing of this Registration Statement. In addition, $207.22 of the registration fee for this Registration Statement is being offset, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, by the registration fees paid in connection with unsold securities registered by the registrants under Registration Statement No. 333-143462 with the initial filing date of June 1, 2007.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1:  Plan Information.
-------  -----------------

         The documents containing the information required by Part I of Form S-8 will be sent to participants in the RadNet, Inc. 2006 Equity Incentive Plan (the "2006 EIP") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission ("SEC"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2:  Registrant Information and Employee Plan Annual Information.
-------  ------------------------------------------------------------

         Upon written or oral request, RadNet will provide to participants of the 2006 EIP, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. RadNet will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above-mentioned information should be directed to Deborah Saly, Associate General Counsel, at the address and telephone number on the cover of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference
-------  ---------------------------------------

         The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended October 31, 2006;

         2. The Registrant's Transitional Report on Form 10K/T for the two months ended December 31, 2006;

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

         4. The Registrant's Current Report on Form 8-K as filed with the SEC on November 16, 2006;

         5. The Registrant's Current Report on Form 8-K as filed with the SEC on November 21, 2006;

         6. The Registrant's Current Report on Form 8-K as filed with the SEC on November 28, 2006;

         7. The Registrant's Current Report on Form 8-K as filed with the SEC on January 9, 2007;

         8. The Registrant's Current Report on Form 8-K/A as filed with the SEC on January 26, 2007;

         9. The Registrant's Current Report on Form 8-K as filed with the SEC on February 14, 2007;

         10. The Registrant's Current Report on Form 8-K/A as filed with the SEC on February 20, 2007;

         11. The Registrant's Current Report on Form 8-K as filed with the SEC on April 17, 2007;

         12. The Registrant's Current Report on Form 8-K as filed with the SEC on April 25, 2007;

         13. The Registrant's Current Report on Form 8-K/A as filed with the SEC on April 30, 2007;

         14. The Registrant's Current Report on Form 8-K as filed with the SEC on May 24, 2007;

         15. The Registrant's Current Report on Form 8-K as filed with the SEC on May 24, 2007;

         16. The Registrant's Current Report on Form 8-K as filed with the SEC on May 25, 2007;

         17. The Registrant's Current Report on Form 8-K as filed with the SEC on June 8, 2007; and

         18. The descriptions of the Common Stock contained in RadNet's Registration Statement on Form 8-A filed with the SEC on February 13, 2007, as amended (File No. 001-3307), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4:  Description of Securities
-------  -------------------------

         Not applicable.

Item 5:  Interests of Named Expert and Counsel
-------  -------------------------------------

         Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Jeffrey L. Linden, General Counsel, of the Company. Mr. Linden is a participant in the 2006 EIP. As of June 7, 2007, Mr. Linden held 447,500 shares of the Registrant's Common Stock, warrants to purchase 350,000 shares of the Registrant's Common Stock and options to purchase 37,500 shares of the Registrant's Common Stock and is compensated by the Registrant as an officer of the Registrant.

Item 6:  Indemnification of Directors and Officers
-------  -----------------------------------------

         Section 722 of the Business Corporation Law of New York (the "NYBCL") empowers a New York corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. A New York corporation may also indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor subject to the same conditions set forth in the immediately preceding sentences, except that no indemnification is permitted in respect of any claim, issue or matter as to which a person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 722 is not exclusive of any other rights to which those seeking indemnification or advancement of expense may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article V of RadNet's by-laws provide that, subject to the conditions and qualifications set forth in the NYBCL, RadNet may indemnify any person made a party to any action or proceeding, whether civil or criminal (including an action by or in the right of any other corporation which that person served in any capacity at RadNet's request), by reason of the fact that he, his testator or intestate, is or was a director or officer of RadNet. Indemnification is only available in instances in which the defendant acted in good faith for a purpose which he reasonably believed to be in RadNet's best interest. In criminal actions or proceedings, the defendant additionally must have had no reasonable cause to believe that his conduct was unlawful.

         Section 726 of the NYBCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. RadNet maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of RadNet against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by RadNet.

         Pursuant to separate indemnification agreements with RadNet, each officer and director of RadNet is indemnified against all liabilities relating to his or her position as an officer or director of RadNet, to the fullest extent permitted under applicable law.

Item 7:  Exemption From Registration Claimed
-------  -----------------------------------

         Not applicable.

Item 8:  Exhibits
-------  --------

         The following exhibits are filed as part of this Registration
Statement:

4.1 Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-51870).

4.2 November 17, 1992 Amendment to Certificate of Incorporation incorporated by reference to Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-51870).

4.3 December 20, 2000 Amendment to Certificate of Incorporation incorporated by reference to Exhibit 3.1.3 to Registrant's Form 10-K for the fiscal year ended October 31, 2000.

4.4 November 15, 2006 Amendment to Certificate of Incorporation incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on November 28, 2006.

4.5 November 27, 2006 Amendment to Certificate of Incorporation incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on November 28, 2006.

4.6 Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on November 21, 2006.

4.7 Specimen certificate representing RadNet, Inc. Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-K for the year ended October 31, 2006.

4.8 RadNet, Inc. 2006 Equity Incentive Plan incorporated by reference to Annex E to the Registrant's Registration Statement on Form S-4 (File No. 333-136800).

*5.1     Opinion of General Counsel.

*23.1    Consent of Moss Adams LLP.

23.2     Consent of General Counsel (contained in his opinion filed as Exhibit
         5.1).

24. Power of Attorney (contained on the signature page of this Registration Statement).

---------------
*  Filed herewith.

Item 9:  Undertakings
-------  ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      to include any prospectus required by
                           section 10(a)(3) of the Securities Act;
                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 8th of June, 2007.

                                         RADNET, INC.

                                         By: /s/ Howard G. Berger, M.D.
                                             -----------------------------------
                                             Howard G. Berger, M.D., President,
                                             Chief Executive Officer and
                                             Director

                                         By: /s/ Mark D. Stolper
                                             -----------------------------------
                                             Mark D. Stolper, Chief Financial
                                             Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and Directors of RadNet, Inc. hereby severally constitute and appoint Howard G. Berger, M.D., our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable RadNet, Inc., to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By            /s/ HOWARD G. BERGER, M.D.
   -------------------------------------------------
HOWARD G. BERGER, M.D., DIRECTOR, CHIEF EXECUTIVE OFFICER AND PRESIDENT (Principal Executive Officer)

Date: June 8, 2007


By            /s/ MARVIN S. CADWELL
   -------------------------------------------------
MARVIN S. CADWELL, DIRECTOR

Date: June 8, 2007


By            /s/ JOHN V. CRUES, III, M.D.
   -------------------------------------------------
JOHN V. CRUES, III, M.D., DIRECTOR

Date: June 8, 2007


By            /s/ NORMAN R. HAMES
   -------------------------------------------------
NORMAN R. HAMES, DIRECTOR

Date: June 8, 2007

By
   -------------------------------------------------
DAVID L. SWARTZ, DIRECTOR

Date: June 8, 2007


By            /s/ LAWRENCE L. LEVITT
   -------------------------------------------------
LAWRENCE L. LEVITT, DIRECTOR

Date: June 8, 2007


By
   -------------------------------------------------
MICHAEL L. SHERMAN, M.D., DIRECTOR

Date: June 8, 2007


By            /s/ MARK D. STOLPER
   -------------------------------------------------
MARK D. STOLPER, CHIEF FINANCIAL OFFICER
(Principal Financial and Accounting  Officer )

Date: June 8, 2007

                                  EXHIBIT INDEX

4.1 Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-51870).

4.2 November 17, 1992 Amendment to Certificate of Incorporation incorporated by reference to Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-51870).

4.3 December 20, 2000 Amendment to Certificate of Incorporation incorporated by reference to Exhibit 3.1.3 to Registrant's Form 10-K for the fiscal year ended October 31, 2000.

4.4 November 15, 2006 Amendment to Certificate of Incorporation incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on November 27, 2006.

4.5 November 27, 2006 Amendment to Certificate of Incorporation incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on November 28, 2006.

4.6 Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on November 21, 2006.

4.7 Specimen certificate representing RadNet, Inc. Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-K for the year ended October 31, 2006.

4.8 RadNet, Inc. 2006 Equity Incentive Plan incorporated by reference to Annex E to Registrant's Registration Statement on Form S-4 (File No. 333-136800).

*5.1     Opinion of General Counsel.

*23.1    Consent of Moss Adams LLP.

23.2     Consent of General Counsel (contained in his opinion filed as Exhibit
         5.1).

24. Power of Attorney (contained on the signature page of this Registration Statement).

-------------
*  Filed herewith.